Exhibit 10.2

AMENDMENT TO PRIVATE LABEL
CREDIT CARD PROGRAM AGREEMENT

This AMENDMENT TO PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT, entered into and effective as of the 13th day of May, 2014 (this “Amendment”), is by and between Kohl’s Department Stores, Inc., a Delaware corporation with its principal offices at Menomonee Falls, Wisconsin (“Kohl’s”), and Capital One, National Association, a national banking association having its home office in McLean, Virginia (“Bank”).
WHEREAS, Kohl’s and Bank entered into that certain Private Label Credit Card Program Agreement, dated as of August 11, 2010 (as so amended through the date hereof, the “Agreement”);
WHEREAS, Kohl’s and Bank desire to extend the term of the Agreement, to further amend the Agreement, and to modify certain terms, conditions and obligations contemplated by the Agreement, in each case as set forth in this Amendment;

WHEREAS, Section 18.7 of the Agreement provides that, except as otherwise provided therein, the Agreement may not be amended except by a written instrument executed and delivered by Bank and Kohl’s; and

WHEREAS, Bank and Kohl’s desire to amend and modify the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and mutual covenants and promises set forth herein, the parties hereby agree as follows:

Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment have the meanings ascribed to them in the Agreement.

1.
Section 1.1 (Definitions; Generally). The definition of “Enhancement Products” in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereof the following:

““Enhancement Products” means the Credit Card enhancement products or services that are offered to Cardholders as mutually agreed by the parties from time to time. For avoidance of doubt the Enhancement Products do not include merchandise purchased by Cardholders through Kohl’s Channels.”

2.
Schedule 4.3 (Bank Obligations). Schedule 4.3 of the Agreement is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof an amended Schedule 4.3 in the form attached hereto as Exhibit A.

3.	Schedule 4.6(a) (Risk Management/Credit Standards). Schedule 4.6(a) of the Agreement is hereby amended as set forth in Exhibit B hereto.

4.	Schedule 4.6(b) (Agreed Risk Management Policies). Schedule 4.6(b) of the Agreement is hereby amended as set forth in Exhibit C hereto.

5.	Section 4.7/Schedule 4.7(a) (Exception Accounts).

a.	Section 4.7(a) of the Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“Notwithstanding the foregoing, Bank shall, upon request by Kohl’s, offer a Private Label Credit Card and Account to any customer that does not satisfy Bank’s credit standards; provided that Kohl’s shall not process, and Bank shall have no obligation to issue, such a Private Label Credit Card and Account if, at the time Kohl’s makes such a request to Bank: (i) the number of Accounts approved under this Section 4.7(a) exceeds the percentage set forth on Schedule 4.7(a), or (ii) the issuance of such a Private Label Credit Card and Account would violate Applicable Law.”

b.	Schedule 4.7(a) of the Agreement is amended by deleting such Schedule in its entirety and inserting in lieu thereof an amended Schedule 4.7(a) in the form attached hereto as Exhibit D.

6.	Schedule 4.10 (Systems). Schedule 4.10 of the Agreement is hereby amended as set forth in Exhibit E.

7.	Section 5.1 (Kohl’s Responsibility to Market the Program). Section 5.1(b) of the Agreement is hereby amended by inserting at the end of such Section the following:

“Kohl’s shall provide such information about any Value Proposition, including information relating to the administration and fulfillment of any Value Proposition, as Bank may request from time to time in order to ensure compliance with Applicable Law. The Bank Compliance Manager shall be provided the opportunity to review any materials or documentation relating to a Value Proposition in accordance with Section 3.2(d). Notwithstanding anything stated herein to the contrary, Kohl’s shall not be required to provide any information, documentation or materials to Bank concerning any current or future rewards program to the extent that any such rewards programs do not make reference to an Account.”

8.	Schedule 6.3 (Cardholder Data).

a.	Subsection (c) of Schedule 6.3 of the Agreement is hereby amended as set forth in Exhibit F.

b.
Prior to the first use of Cardholder Data as contemplated by subsection (c)(iii) of Schedule 6.3 (as amended by this Amendment), the parties agree that the Program Privacy Policy shall be amended to read substantially as set forth in Exhibit G (taking into consideration any other changes to the Program Privacy Policy as shall have been made prior to such amendment), or as otherwise agreed by the parties.

9.	Kohl’s Account EaseSM/Schedule 6.3(c) (Bank Enhancement Products).

a.
The debt cancellation or debt deferment service referred to as “Kohl’s Account EaseSM” (“KAE”) shall not be offered to new Cardholders or to any existing Cardholders that do not currently subscribe to KAE. In the event that the subscription of any existing Cardholder to KAE expires, Bank shall not offer KAE to any such Cardholder. Notwithstanding the foregoing, Bank shall continue to support KAE for existing subscribed Cardholders.

b.	The Agreement is hereby amended by deleting Schedule 6.3(c) in its entirety.

10.	Section 7.3 (Customer Service). Section 7.3 of the Agreement is hereby amended by inserting a new Section 7.3(g) as follows:

“Kohl’s shall continue to record all telephone activities related to (i) outbound telemarketing or selling activities in respect of the Private Label Credit Card, the Program or any Enhancement Product, and (ii) requests for cancellation or termination of any Private Label Credit Card or any Enhancement Product (including, without limitation, the previously marketed debt cancellation or debt deferment service referred to as “Kohl’s Account EaseSM”), and any associated retention-related activities, and shall, in each case, provide such recordings to Bank on a weekly basis or as mutually agreed by Kohl’s and Bank. Notwithstanding anything stated herein to the contrary, any additional telephone recording activities proposed by Bank after May 13, 2014 shall be discussed by the parties to ensure that such activities are consistent with and in support of the parties’ commitment to comply with Applicable Law. ”

11.	Section 7.9/Schedule 7.9 (Training).

a.	The Agreement is hereby amended by adding a new Section 7.9 as follows:

“7.9    Training.

The parties agree as set forth in Schedule 7.9 with respect to training.”

b.	The Agreement is hereby amended to include a new Schedule 7.9, in the form attached hereto as Exhibit H.

12.	Section 8.4(b) (Settlement Procedures). The Agreement is hereby amended by deleting clause (ii) of Section 8.4(b) in its entirety and inserting in lieu thereof an amended clause (ii) as follows:

“(ii) the total amount of any Cardholder payments received and deposited by Kohl's into an account or accounts maintained and/or controlled by Kohl’s (the “Net Settlement Amount”).”

13.
Schedule 9.2 (Compensation). Schedule 9.2 of the Agreement is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof an amended Schedule 9.2 in the form attached hereto as Exhibit I.

14.	Section 11.3(i) (General Covenants of Kohl’s)/Schedule 11.3(i) (Incentive-Based Compensation).

a.	Section 11.3 of the Agreement is hereby amended by inserting a new Section 11.3(i), as follows:

“(i)    Incentive-Based Compensation. The parties agree as set forth in Schedule 11.3(i) with respect to Incentive-Based Compensation.”

b.	The Agreement is hereby amended to include a new Schedule 11.3(i) in the form attached hereto as Exhibit J.

15.	Section 12.2 (Use and Disclosure of Confidential Information)/Schedule 12.2(d) (Use and Disclosure of Confidential Information).

a.	Section 12.2 of the Agreement is hereby amended by adding a new Section 12.2(d) as follows:

“(d)	The parties further agree as set forth in Schedule 12.2(d) with respect to the use of Bank Confidential Information.”

b.	The Agreement is hereby amended to include a new Schedule 12.2(d) in the form attached hereto as Exhibit K.

16.	Section 15.1 (Term). Section 15.1 of the Agreement is hereby amended by deleting the first sentence of such Section in its entirety and inserting in lieu thereof the following:

“This Agreement shall continue in full force and effect for twelve (12) years from the Effective Date (the “Initial Term”).”

17.	Section 18.2 (Precautionary Security Interest)/Schedule 18.2 (Deposit of Cardholder Payments).

a.	Section 18.2 of the Agreement is hereby amended by inserting at the end of such Section the following:

“The parties further agree as set forth in Schedule 18.2 with respect to the deposit of Cardholder payments received by Cardholders on Accounts.”

b.	The Agreement is hereby amended to include a new Schedule 18.2 in the form attached hereto as Exhibit L.

18.	Section 18.6 (Subcontracting).

a.	Section 18.6 of the Agreement is hereby amended by inserting at the end of such Section the following:

“To the extent either party utilizes its Affiliates or other Persons to fulfill its obligations under this Agreement, the parties further agree as set forth on Schedule 18.6.”

b.	The Agreement shall be amended to include a new Schedule 18.6, in the form attached hereto as Exhibit M.

19.	Amendment. This Amendment may not be amended or otherwise modified except as provided in the Agreement.

20.	Full Force and Effect. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.

21.
Governing Law. This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to internal principles of conflicts of laws, and applicable federal law.

22.
Counterparts/Facsimiles/PDF E-Mails. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile or PDF e-mailed version of an executed counterpart shall be deemed an original.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

KOHL’S DEPARTMENT STORES, INC.

By:/s/ Wesley McDonald
Name: Wesley McDonald
Title: CFO

CAPITAL ONE, NATIONAL ASSOCIATION

By:/s/ Richard D. Fairbank
Name: Richard D. Fairbank
Title: Chief Executive Officer and President